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                                                                    EXHIBIT 4.2

                                WARRANT CERTIFICATE

THESE WARRANTS AND ANY SHARES ACQUIRED UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE WARRANTS AND SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAWS. THESE WARRANTS AND SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT CERTIFICATE, AND NO TRANSFER OF THESE WARRANTS OR SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS HAVE BEEN FULLY COMPLIED WITH.

                                WARRANT CERTIFICATE
                       To Purchase Shares of Common Stock of
                              TANISYS TECHNOLOGY, INC.

No. S-___                                                   ________ Warrants

     THIS CERTIFIES THAT, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, __________________________ __________________ (the "Holder") is the registered owner of the number of Warrants specified above, each of which Warrants initially entitles the Holder hereof, subject to the conditions and limitations hereinafter set forth, to purchase from TANISYS TECHNOLOGY, INC. (the "Company"), a corporation domesticated and existing under the laws of the State of Wyoming, one share of the Company's Common Stock, no par value (the "Common Stock"), at a purchase price equal to $________ per share (the "Exercise Price"). The Warrants shall not be terminable by the Company prior to the expiration date (as herein defined). The shares of Common Stock issuable upon exercise of the Warrants are sometimes referred to herein as the "Warrant Shares."

     The Warrants shall be void and all rights represented hereby shall cease on _________________ (the "Expiration Date").

     The Warrants are subject to the following provisions, terms and conditions:

     1. EXERCISE; ISSUE OF CERTIFICATES; PAYMENT FOR SHARES. The rights represented by this Warrant Certificate may be exercised by the Holder hereof, in whole or in part (but not as to fractional shares of Common Stock), provided that this Warrant, may be exercised only as follows:
____________________________________________________________________
___________________________________________, by the surrender of this Warrant
Certificate (with the Exercise Form annexed hereto as Schedule 1 properly completed and executed) to the Company at its principal office specified in
Section 7, or its then current address, and upon payment in full to the Company of the Exercise Price for the Warrant Shares being purchased by cash or cashier's check or bank draft. The shares so purchased shall be and will be


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deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding ten (10) days, after this Warrant Certificate shall have been so exercised, and unless the Warrants have expired, a new Warrant Certificate representing the number of shares, if any, with respect to which this Warrant Certificate shall not then have been exercised shall also be delivered to the Holder hereof within such time.
Such certificate or certificates shall be deemed to have been issued, and any Person so designated to be named therein shall be deemed for all purposes to have become a Holder of record of such Warrant Shares, as of the close of business on the date of the surrender of this Warrant Certificate and payment in full of the Exercise Price as aforesaid.

     2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES; LISTING. The Company covenants and agrees that: (a) all Warrant Shares will, upon issuance, be original-issue shares (and not treasury stock), fully paid and nonassessable and free from all taxes, claims, liens, charges and other encumbrances with respect to the issue thereof; (b) without limiting the generality of the foregoing, the Company will from time to time take all such action as may be required to assure that the par value per share of Common Stock shall at all times be less than or equal to the Exercise Price; (c) during the period within which the rights represented by this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the Warrants, a sufficient number of original-issue shares of its Common Stock to provide for the exercise of all the Warrants; and (d) upon the exercise of the Warrants represented by this Warrant Certificate, the Company will, at its expense, promptly notify each securities exchange, if any, on which any Common Stock is at the time listed of such issuance, and maintain a listing of all shares of Common Stock from time to time issuable upon the exercise of the Warrants to the extent such shares can be listed.

     3.   RESTRICTIONS ON TRANSFER.

     3.1 RESTRICTIVE LEGENDS. Each certificate for any Warrant Shares issued upon the exercise of any Warrant, and each stock certificate issued upon the transfer of any such Warrant Shares, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SUCH ACT OR LAWS."

Each Warrant Certificate issued in substitution for any Warrant Certificate pursuant to Section 5 shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THESE WARRANTS AND ANY SHARES ACQUIRED UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES


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     LAWS.  THESE WARRANTS AND SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED
     IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER
     SUCH ACT OR LAWS. THESE WARRANTS AND SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT CERTIFICATE, AND NO TRANSFER OF THESE WARRANTS OR SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN FULLY COMPLIED WITH."

     3.2 TERMINATION OF RESTRICTIONS. The restrictions imposed by this Section upon the transferability of Warrant Shares shall cease and terminate as to any particular Warrant Shares, (a) when such securities shall have been effectively registered under the Securities Act and applicable state securities laws and disposed of in accordance with the registration statement covering such securities, or (b) when in the reasonable opinion of counsel for the Company or for the Holder thereof such restrictions are no longer required in order to comply with the Securities Act and applicable state securities laws. Whenever such restrictions shall terminate as to any Warrant Shares, the Holder thereof shall be entitled to receive from the Company, without expense, new certificates of like tenor not bearing the restrictive legends set forth in Section 3.1.

     4. ACQUISITION OF WARRANTS. Holder represents that it is acquiring the Warrants represented by this Warrant Certificate and, upon any exercise of such Warrants, will acquire Common Stock hereunder for its own account for the purpose of investment, and not with a view to the public distribution thereof within the meaning of the Securities Act, subject to any requirement of law that the disposition thereof shall at all times be within the control of the Holder.

     5. REPLACEMENT OF WARRANT CERTIFICATES. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such mutilated Warrant Certificate, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor. Such Warrant Certificate shall not be valid until duly executed by the Holder hereof.

     6. CERTIFICATE RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANTS. The rights and obligations of the Company shall survive until the exercise of all of the Warrants or the Expiration Date, whichever is earlier.

     7. NOTICES. All notices, requests and other communications required or permitted to be given or delivered to the Holder of the Warrants shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the Holder at the address shown on such Holder's Warrant Certificate, or at such other address as shall have been furnished to the Company by notice from such Holder. All notices, requests and other communications required or permitted to be given or delivered to the Company shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed to the office of the Company, (return receipt requested) at 12201 Technology Boulevard, Suite 130, Austin, Texas 78727-6101; Attention: Joe O. Davis, or at such other


                                       3

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address as shall have been furnished to the Holder of the Warrants by notice from the Company. Any such notice, request or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing delivered or sent by certified or registered mail as provided above. All notices shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a facsimile) any officer or employee of the Person (defined as an individual, corporation, partnership, trust, unincorporated organization, or a governmental or any agency or political subdivision thereof) entitled to receive such notice at the address of such Person for purposes of this Section, or if mailed, at the completion of the third full day following the time of such mailing thereof to such address, as the case may be.

     8. AMENDMENTS. Neither this Warrant Certificate nor any term or provision may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     9. GOVERNING LAW. This Warrant Certificate is governed by and shall be construed in accordance with the substantive laws of the State of Wyoming without regard to conflict of law principles.

     10. CAPTIONS. The captions used in this Warrant Certificate are for convenience of reference only and shall not affect the meaning or construction of any provision of this Warrant Certificate.

     11. REGISTRATION OF REGISTERED OWNER. The Company shall treat the registered owner as the person exclusively entitled to receive notices and other to exercise rights under this Warrant Certificate.

     12. NO TRANSFER. This Warrant Certificate and the purchase rights represented hereby may not be sold, assigned, pledged or otherwise transferred without the consent of the Company, which consent will not be unreasonably withheld.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed as a deed by its duly authorized officer and this Warrant Certificate to be dated ______________.

                                 TANISYS TECHNOLOGY, INC.


                                 By:
                                    ---------------------------------------
                                 Name:
                                      -------------------------------------
                                 Title:
                                       ------------------------------------

The undersigned Holder hereby executes this Warrant Certificate as a deed and assumes the obligations of the Holder described herein.


                                 ------------------------------------------
                                 Name:
                                      -------------------------------------



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                                                                     SCHEDULE 1

                                   EXERCISE FORM
                   [To be executed only upon exercise of Warrant]


TO:  TANISYS TECHNOLOGY, INC.


     The undersigned irrevocably exercises _____________ of the Warrants for the purchase of one share (subject to adjustment) of Common Stock, no par value per share, of Tanisys Technology, Inc. for each Warrant represented by the within Warrant Certificate and herewith makes payment of $_______ (such payment being in cash or by cashier's check or bank draft payable to the order of "Tanisys Technology, Inc."), all at the exercise price and on the terms and conditions specified in the within Warrant Certificate, surrenders the within Warrant Certificate and all right, title and interest therein (except as to any unexercised Warrants) to Tanisys Technology, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Date:
     -----------------------------     -----------------------------------
                                           (Signature of Owner)


                                       -----------------------------------

                                       -----------------------------------
                                                 (Address)


(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.






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